Exhibit 3.1

AMENDED AND RESTATED BYLAWS
OF
SILVERGATE CAPITAL CORPORATION

The following Amended and Restated Bylaws of Silvergate Capital Corporation were duly adopted by the Board of Directors of the Corporation as of August 25, 2023:

ARTICLE I
OFFICES

1.1 Principal Office and Registered Agent. The principal office of Silvergate Capital Corporation (the “Corporation”) shall be located in the State of Maryland at such place as may be fixed from time to time by the Board of Directors upon filing of such notices as may be required by law, and the registered agent may have a business office identical with such principal office.

1.2 Other Offices. The Corporation may have other offices within or outside the State of Maryland at such place or places as the Board of Directors may from time to time determine.

ARTICLE II
STOCKHOLDERS’ MEETINGS

2.1 Meeting Place. All meetings of the stockholders shall be held at the principal office of the Corporation, or at such other place within or without the State of Maryland as shall be determined from time to time by the Board of Directors, and the place at which any such meeting shall be held shall be stated in the notice of the meeting.

2.2 Annual Meeting Time. The annual meeting of the stockholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held each year on the last Friday of April at the hour of 10:00 a.m., if not a legal holiday, and if a legal holiday, then on the next succeeding day not a legal holiday, at the same hour, or at such other date and time as may be determined by the Board of Directors and stated in the notice of such meeting. For purposes of these Bylaws, “a legal holiday” shall be deemed to include all federal holidays, all holidays recognized by the State of Maryland, Saturdays and Sundays.

2.3 Organization. Each meeting of the stockholders shall be presided over by the Chairman of the Board, or by the President, or if neither the Chairman, nor the President is present, by a Vice President or such other officer as designated by the Board of Directors. The Secretary, or in his or her absence a temporary Secretary, shall act as secretary of each meeting of the stockholders. In the absence of the Secretary and any temporary Secretary, the chairman of the meeting may appoint any person present to act as secretary of the meeting. The chairman of any meeting of the stockholders, unless prescribed by law or unless the Chairman of the Board has otherwise determined, shall determine the order of the business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussions as shall be deemed appropriate by him in his sole discretion.

2.4 Special Meetings. Special meetings of the stockholders for any purpose may be called at any time in accordance with the provisions of the Corporation’s Articles of Incorporation, which provisions are incorporated herein by reference and made a part hereof with the same effect as if they were expressly set forth herein.

2.5 Notice.

(a) Notice of the time and place of the annual meeting of stockholders shall be given by delivering personally, leaving at his or her residence or usual place of business, or by mailing to the stockholder’s address as it appears on the records of the Corporation, a written or printed notice of the same stating the place, day and hour of the meeting, at least ten (10) days and not more than ninety (90) days prior to the meeting, to each stockholder of record entitled to vote at such meeting and to each other stockholder entitled to notice of said meeting.

(b) At least ten (10) days and not more than ninety (90) days prior to the meeting, a written or printed notice of each special meeting of stockholders, stating the place, day and hour of such meeting, and the purpose or purposes for which the meeting is called, shall be either delivered personally, left at his or her residence or principal place of business, or mailed to each stockholder of record entitled to vote at such meeting at such stockholder’s address as it appears on the records of the Corporation and to each other stockholder entitled to notice of said meeting.

(c) A person entitled to notice of any meeting of stockholders may waive such notice if he or she: (i) before or after the meeting signs a waiver of notice which is filed with the records of the stockholders’ meeting, or (ii) is present at the meeting in person or by proxy.

(d) A meeting of stockholders, either annual or special, convened on the date for which it was called may be adjourned from time to time without further notice to a date not more than one hundred and twenty (120) days after the original record date, unless a new record date is fixed and if so fixed, the meeting may be adjourned to any date as may be determined by the Board of Directors in their sole discretion. When any stockholders’ meeting, either annual or special, is adjourned and if a new record date is fixed for an adjourned meeting of stockholders, notice of the adjourned meeting shall be given as in the case of an original meeting. It shall not be necessary to give any written notice of the time and place of any meeting adjourned, unless a new record date is fixed therefor, other than an announcement at the meeting at which such adjournment is taken.

2.6 Voting List. At least ten (10) days before each meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting, or any adjournment thereof, shall be made by the Secretary, arranged in alphabetical order, with the address of and number of shares registered in the name of each, which list shall be kept on file for the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, at the principal office of the Corporation for a period of ten (10) days prior to such meeting. The list shall be produced and kept open at the time and place of such meeting by the Secretary of the Corporation and subject to the inspection of any stockholder who may be present at the meeting. The Stock Ledger shall be the only evidence as to who are the stockholders entitled to examine the Stock Ledger, the voting list required by these Bylaws or the books of the Corporation, or to vote in person or by proxy at any meeting of the stockholders.

2.7 Quorum; Voting. Except as otherwise required by law:

(a) A quorum for the transaction of business at any annual or special meeting of stockholders shall consist of stockholders representing, either in person or by proxy, a majority of the outstanding capital stock of the Corporation entitled to vote on that matter at such meeting, except as otherwise provided by statute, the Articles of Incorporation or these Bylaws; but in the absence of such a quorum, the holders of a majority of the shares represented at the meeting shall have the right successively to adjourn the meeting to a specified date (the later scheduled meeting hereafter referred to as the “adjourned meeting”). At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If a quorum shall be present at the commencement of a meeting but shall withdraw leaving less than a quorum, the meeting may continue and the Corporation may transact any business that might have been transacted had the quorum remained. The absence from any meeting of the number of shares required by law, the Articles of Incorporation or these Bylaws for action upon one matter shall not prevent action at such meeting upon any other matter or matters which may properly come before the meeting, if the number of shares required in respect to such other matters shall be present.

(b) With respect to any other matter other than the election of directors, the votes of a majority of all votes cast at any properly called meeting or adjourned meeting of stockholders at which a quorum, as defined above, is present, shall be sufficient to approve any matter which properly comes before the meeting, unless the proposition or question is one upon which by express provisions of law or of the Articles of Incorporation or these Bylaws, a different vote is required, in which case with express provision shall govern and establish the number of votes required to determine such proposition or question.

(c) Directors are to be elected by a plurality of votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. Stockholders shall not be permitted to cumulate their votes for the election of directors.

2.8 Voting of Shares. Except as otherwise provided in these Bylaws or to the extent that voting rights of the shares of any class or classes are limited or denied by the Articles of Incorporation, each stockholder, on each matter submitted to a vote at a meeting of stockholders, shall have one (1) vote for each share of stock registered in his or her name on the books of the Corporation.

2.9 Closing of Transfer Books and Fixing Record Date. For the purpose of determining stockholders entitled to notice of, or to vote at, any meeting of stockholders, or any adjournment thereof, or entitled to receive payment of any distribution by the Corporation or a share dividend, or in order to make a determination of stockholders for any other proper purpose, the Board of Directors may provide that the stock transfer books shall be closed for a stated period not to exceed twenty (20) days preceding such meeting. If the stock transfer records shall be closed for the purpose of determining stockholders entitled to notice of, or to vote at, a meeting of stockholders, such records shall be closed for at least ten (10) days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a record date for any such determination of stockholders, such date to be not more than ninety (90) days and, in case of a meeting of stockholders, not less than ten (10) days prior to the date on which the particular action requiring such determination of stockholders is to be taken.

2.10 Proxies. A stockholder may vote either in person or by proxy executed in writing by the stockholder, or his or her duly authorized attorney-in-fact. No proxy shall be valid after eleven months from the date of its execution, unless otherwise expressly provided in the proxy.

2.11 Voting of Shares in the Name of Two or More Persons. When ownership stands in the name of two or more persons, in the absence of written directions to the Secretary of the Corporation to the contrary, at any meeting of the stockholders of the Corporation any one or more of such stockholders may cast, in person or by proxy, all votes to which such ownership is entitled. In the event an attempt is made to cast conflicting votes, in person or by proxy, by the several persons in whose names shares of stock stand, the vote or votes to which those persons are entitled shall be cast as directed by a majority of those holding such stock and present in person or by proxy at such meeting. In the event an attempt is made to cast conflicting votes by more than one person and the votes are evenly split on any particular matter: (i) each faction may vote the stock in question proportionally; or (ii) any person voting the stock or any beneficiary may apply to a court of competent jurisdiction to appoint an additional person to act with the persons voting the stock and the stock shall then be voted as determined by a majority of those persons and the person appointed by the court. If the written directions given to the Secretary shows that the interests are unequal, a majority or even split for the purpose of this Bylaw is a majority or even split in interest.

2.12 Voting of Shares by Certain Holders. Shares standing in the name of another corporation may be voted by an officer, agent or proxy as the bylaws of such corporation may prescribe, or, in the absence of such provision, as the board of directors of such corporation may determine. Shares registered in the name of another held by a fiduciary may be voted by him or her, either in person or by proxy, on proof of the fact that legal title to the stock has devolved on him or her in a fiduciary capacity and that he or she is qualified to act in that capacity. A stockholder whose shares are pledged shall be entitled to vote such shares until the shares have been legally transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred, but this Bylaw does not affect the validity of any agreement between the pledgor and pledgee as to the giving of proxies or the exercise of voting rights.

2.13 Stockholder Proposals. Stockholder proposals shall be made in accordance with the provisions of the Corporation’s Articles of Incorporation, which provisions are incorporated herein by reference and made a part hereof with the same effect as if they were expressly set forth herein.

2.14 Inspectors. For each meeting of stockholders, the Board of Directors in advance of the meeting, may appoint one or more inspectors of election. If for any meeting the inspector(s) appointed by the Board of Directors shall be unable to act or the Board of Directors shall fail to appoint any inspector, one or more inspectors may be appointed at the meeting by the chairman thereof. Such inspectors shall receive and canvass the votes for the election of directors and or any proposal voted on by ballot and/or by proxy and certify the results to the Chairman. Each inspector before entering upon the duties of such office shall take an oath to execute his or her duties with strict impartiality and to the best of his or her ability.

ARTICLE III
BOARD OF DIRECTORS

3.1 Number and Powers. The management of all the affairs, property and interests of the Corporation shall be vested in a Board of Directors. The number of the directors of the Corporation shall be not less than 5 nor more than 7. Directors need not be residents of the State of Maryland nor hold stock of the Corporation. The directors elected prior to the 2024 annual meeting of the stockholders shall be divided into Class I, Class II and Class III, respectively. Each such class shall be as nearly equal in number as possible. Class I directors shall be elected at the annual meeting of stockholders to be held in 2022 for a one-year term, and they and any successors shall stand for re-election at the annual meeting of the stockholders to be held in 2023. Class II directors shall serve out the remainder of their current term, and they and any successors shall stand for re-election for a one-year term, along with the Class I directors, at the annual meeting of the stockholders to be held in 2023. Class III directors shall serve out the remainder of their current term, and they and any successors shall stand for re-election at the annual meeting of the stockholders to be held in 2024. At each annual meeting of stockholders, commencing with the annual meeting of the stockholders to be held in 2024, each director shall be elected for a one-year term, and, from that point forward, each director shall have a one-year term and shall hold office until his or her term expires at the next annual meeting of the stockholders and until his or her successor has been duly elected and qualified, subject to his or her earlier death, resignation or removal. In addition to the powers and authorities expressly conferred upon it by these Bylaws and the Articles of Incorporation, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

3.2 Change of Number. So long as the Board of Directors is classified, if the number of directors is changed, any increase or decrease shall be apportioned among the classes in such a manner as the Board of Directors shall determine so as to maintain the number of directors in each class as nearly equal as possible; provided, however, that each director who is elected or appointed at or after the 2022 annual meeting of stockholders, but prior to the 2024 annual meeting of stockholders, to fill a vacancy opened by the departure of a director serving a classified term shall, upon his or her election by the stockholders to the Board of Directors at the next annual meeting following his or her original election or appointment, serve a term that expires at the later of (x) the expiration of such departed director’s term and (y) the date on which his or her successor is duly elected and qualifies.

3.3 Vacancies. All vacancies in the Board of Directors shall be filled in the manner provided in the Corporation’s Articles of Incorporation, which provisions are incorporated herein by reference and made a part hereof with the same effect as if they were expressly set forth herein.

3.4 Removal of Directors. Directors may be removed in the manner provided in the Corporation’s Articles of Incorporation, which provisions are incorporated herein by reference and made a part hereof with the same effect as if they were expressly set forth herein.

3.5 Regular Meetings. Regular meetings of the Board of Directors shall be held at least once each month on such day as the Board of Directors by resolution shall prescribe and at such hour as may be stated in the notice of the meeting. Meetings of committees of the Board shall be held as prescribed by resolution of the Board of Directors or by resolution of such committee. At least three (3) days’ notice of the time and place of each meeting shall be personally delivered, mailed, sent by facsimile with receipt confirmed by telephone at the director’s residence or principal place of business or given by telephone to each member of the Board or such committee; provided, however, a schedule of regular meetings may be provided to each director in the manner specified above and no further notice of any such meeting(s) shall be required. Such notice shall be deemed to be delivered when deposited in the mail so addressed with postage prepaid. Neither the business to be transacted at, nor the purpose of, any regular meeting need be specified in the notice or any waiver of notice of such meeting. Regular meetings of the Board of Directors or any committee may be held at the principal place of business of the Corporation or at such other place or places, either within or without the State of Maryland, as the Board of Directors or such committee, as the case may be, may from time to time designate. The annual meeting of the Board of Directors shall be held without notice immediately after the adjournment of the annual meeting of stockholders, for the purpose of organizing the Board, electing officers and members of committees and transacting other business.

3.6 Special Meetings.

(a) Special meetings of the Board of Directors may be called at any time by the Chairman, the President or by a majority of the authorized number of directors, to be held at the principal place of business of the Corporation or at such other place or places as the Board of Directors or the person or persons calling such meeting may from time to time designate. Notice of all special meetings of the Board of Directors shall be given to each director by at least one (1) days’ service of the same by facsimile with receipt confirmed by telephone, telephone or personally, and by at least three (3) days’ service when delivered by mail at the address at which the director is most likely to be reached. Such notice shall be deemed to be delivered when deposited in the mail so addressed with postage prepaid. Such notice need not specify the business to be transacted at, nor the purpose of, the meeting.

(b) Special meetings of any committee may be called at any time by such person or persons and with such notice as shall be specified for such committee by the Board of Directors, or in the absence of such specification, in the manner and with the notice required for special meetings of the Board of Directors.

3.7 Quorum.

(a) A majority of the Board of Directors of the Corporation, as such term is defined in the Articles of Incorporation, at the time of a meeting of the Board of Directors shall be necessary at all meetings to constitute a quorum for the transaction of business. At any meeting of the Board, no action shall be taken (except adjournment, in the manner provided below) until after a quorum has been established.

(b) The act of a majority of directors who are present at a meeting at which a quorum previously has been established (or at any adjournment of such meeting, provided that a quorum previously shall have been established at such adjourned meeting) shall be the act of the Board of Directors, regardless of whether or not a quorum is present at the time such action is taken.

(c) In the event a quorum cannot be established at the beginning of a meeting, a majority of the directors present at the meeting, or the director, if there be only one person, or the Secretary of the Corporation, if there be no director present, may adjourn the meeting from time to time until a quorum is present. Only such notice of such adjournment need be given as the Board may from time to time prescribe.

3.8 Waiver of Notice. Attendance of a director at a meeting of directors shall constitute a waiver of notice of such meeting, except where a director attends for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. A waiver of notice signed by the director or directors, whether before or after the time stated for the meeting, shall be equivalent to the giving of notice.

3.9 Registering Dissent. A director who is present at a meeting of the Board of Directors at which action on a corporate matter is taken shall be presumed to have assented to such action unless he or she announces his dissent at the meeting and his dissent shall be entered in the minutes of the meeting, or unless he or she shall file his or her written dissent to such action with the person acting as the secretary of the meeting, before the adjournment thereof, or shall forward such dissent by certified mail, return receipt requested, bearing a postmark from the United State Postal Service to the Secretary of the Corporation within twenty four (24) hours after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action or failed to make his or her dissent known at the meeting.

3.10 Executive, Audit and Other Committees.

(a) Standing or special committees may be appointed from its own number by the Board of Directors from time to time and the Board of Directors may from time to time vest in such committees with such powers as it may see fit, subject to such conditions as may be prescribed by the Board. An Executive Committee may be appointed by resolution passed by a majority of the Board of Directors. It shall have and exercise all of the authority of the Board of Directors, except in reference to amending the Articles of Incorporation, declaring dividends or distributions on the capital stock of the Corporation, issuing stock except as permitted by the MGCL Section 2-411(b), adopting a plan of merger, share exchange or consolidation, recommending the sale, lease or exchange or other disposition of all or substantially all the property and assets of the Corporation otherwise than in the usual and regular course of business, recommending a voluntary dissolution or a revocation thereof, or any other action requiring the approval of the stockholders, or amending these Bylaws. An Audit Committee may be appointed by a resolution approved by a majority of the Board of Directors, and at least a majority of the members of the Audit Committee shall be directors who are not also officers of the Corporation. The Audit Committee shall recommend independent auditors to the Board of Directors annually and shall review the Corporation’s budget, the scope and results of the audit performed by the Corporation’s independent auditors and the Corporation’s system of internal control with management and such independent auditors, and such other duties as may be assigned to the Audit Committee. All committees so appointed shall keep regular minutes of the transactions of their meetings and shall cause them to be recorded in books kept for that purpose at the principal office of the Corporation. The designation of any such committee, and the delegation of authority thereto, shall not relieve the Board of Directors, or any member thereof, of any responsibility imposed by law.

(b) Unless otherwise provided by the Board of Directors, a majority of the members of any committee shall constitute a quorum for the transaction of business at any meeting of such committee and the acts of a majority of the members present at a meeting at which a quorum is present shall be the acts of the committee.

3.11 Remuneration. Directors, as such, may receive a stated salary for their service, and by resolution of the Board of Directors, a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of such Board. Members of standing or special committees may be allowed like compensation for attending committee meetings.

3.12 Action by Directors Without a Meeting. Any action required or which may be taken at a meeting of the directors, or of a committee thereof, may be taken without a meeting if a consent in writing, setting forth the action so taken or to be taken, shall be signed by all of the directors, or all of the members of the committee, as the case may be and filed with the minutes of the proceedings of the Board or committee. Such consent shall have the same effect as a unanimous vote.

3.13 Action of Directors by Communications Equipment. Any action required or which may be taken at a meeting of directors, or of a committee thereof, may be taken by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time.

3.14 Nominations. Nominations of candidates for election as directors at any annual meeting of stockholders shall be made in the manner set forth in the provisions of the Corporation’s Articles of Incorporation, which provisions are incorporated herein by reference and made a part hereof with the same effect as if they were expressly set forth herein.

3.15 Presiding Officer. The Chairman of the Board shall preside at all meetings of the Board of Directors at which the Chairman is present. In the Chairman’s absence, the Vice Chairman (if any) shall preside. In the absence of the Chairman and/or Vice Chairman, the Board shall select a chairman of the meeting from among the directors present.

ARTICLE IV
CAPITAL STOCK

4.1 Certificates. Certificates of stock shall be issued in numerical order, and each stockholder shall be entitled to a certificate signed by the Chairman of the Board, President or a Vice President, and the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, and may be sealed with the seal of the Corporation or a facsimile thereof. The signatures of such officers may be facsimiles if the certificate is manually signed on behalf of a transfer agent, or registered by a registrar, other than the Corporation itself or an employee of the Corporation. If an officer who has signed or whose facsimile signature has been placed upon such certificate ceases to be an officer before the certificate is issued, it may be issued by the Corporation with the same effect as if the person were an officer on the date of issue. Each certificate of stock shall state:

(a) that is it issued by the Corporation;

(b) the name of the person to whom issued;

(c) the number and class of shares and the designation of the series, if any, which such certificate represents;

(d) the par value of each share represented by such certificate; and

(e) the designations and preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption and the differences of the relative rights and preference between the shares of each series to the extent that they have been set and the authority of the Board of Directors to set the relative rights and preferences of subsequent series, or a statement that the Corporation shall provide such information to any stockholder upon request and without charge.

4.2 Transfers.

(a) Transfers of stock shall be made only upon the stock transfer books of the Corporation, kept at the principal office of the Corporation or at its principal place of business, or at the office of its transfer agent or registrar, by the person or person named in the certificate or by the attorney lawfully constituted in writing representing such person or persons and upon surrender of the certificate or certificates being transferred which certificate shall be properly endorsed for transfer or accompanied by a duly executed stock power. Whenever a certificate is endorsed by or accompanied by a stock power executed by someone other than the person or persons named in the certificate, evidence of authority to transfer shall also be submitted with the certificate. All certificates surrendered to the Corporation for transfer shall be cancelled.

(b) The Board of Directors shall have the power and authority to make all such rules and regulations as it shall deem expedient concerning the issue, transfer and registration of certificates for shares of stock of the Corporation.

(c) Transfer agents and registrars for the Corporation’s stock shall be banks, trust companies or other financial institutions located within or without the State of Maryland as shall be appointed by the Board of Directors. The Board shall also define the authority of such transfer agents and registrars. The Board of Directors may, by resolution, open a share register in any state of the United States, and may employ an agent or agents to keep such register, and to record transfers of shares therein.

4.3 Registered Owner. Registered stockholders shall be treated by the Corporation as the holders in fact of the stock standing in their respective names and the Corporation shall not be bound to recognize any equitable or other claim to or interest in any share on the part of any other person, whether or not it shall have express or other notice thereof, except as expressly provided below or by the laws of the State of Maryland. The Board of Directors may adopt by resolution a procedure whereby a stockholder of the Corporation may certify in writing to the Corporation that all or a portion of the shares registered in the name of such stockholder are held for the account of a specified person or persons.

4.4 Mutilated, Lost or Destroyed Certificates. In case of any mutilation, loss or destruction of any certificate of stock, another may be issued in its place upon receipt of satisfactory proof of such mutilation, loss or destruction. The Board of Directors may impose conditions on such issuance and may require the giving of a satisfactory open penalty bond with surety or indemnity to the Corporation in such sum as they might determine and upon the payment of the Corporation’s reasonable costs incident thereto, or establish such other procedures as they deem necessary.

4.5 Fractional Shares or Scrip. The Corporation may but is not obliged to (a) issue fractions of a share which shall entitle the holder to exercise voting rights, to receive dividends thereon, and to participate in any of the assets of the Corporation in the event of liquidation; (b) arrange for the disposition of fractional interests by those entitled thereto; (c) pay in cash the fair value of fractions of a share as of the time when those entitled to receive such shares are determined; or (d) issue scrip in registered or bearer form which shall entitle the holder to receive a certificate for a full share upon the surrender of such scrip aggregating a full share, and unless otherwise provided, does not entitle its holder to exercise voting rights, receive dividends, or participate in the assets of the Corporation in the event of liquidation.

4.6 Shares of Another Corporation. Shares owned by the Corporation in another corporation, domestic or foreign, may be voted by such officer, agent or proxy as the Board of Directors may determine or, in the absence of such determination, by the President or a Vice President of the Corporation.

ARTICLE V
OFFICERS

5.1 Designations. The officers of the Corporation shall be a Chief Executive Officer, a President, a Secretary and a Treasurer, such Vice Presidents, Assistant Secretaries and Assistant Treasurers as the Board may designate, each of whom shall be elected by a majority vote of the Board of Directors for one year at their first meeting after the annual meeting of stockholders, and who shall hold office until their successors are elected and qualify. The Board of Directors also may elect or authorize the appointment of such other officers as the business of the Corporation may require. Any two or more offices may be held by the same person, but such person may not serve concurrently as the President and a Vice President of the Corporation and may not execute, acknowledge or verify an instrument required by law to be executed, acknowledge or verified by more than one officer. The Board of Directors may appoint a Chairman of the Board and a Vice Chairman of the Board, but the persons holding such positions shall not be considered officers of the Corporation solely by virtue of such appointments.

5.2 Powers and Duties. The officers of the Corporation shall have such authority and perform such duties as the Board of Directors may from time to time authorize or determine. In the absence of action of the Board of Directors, the officers shall have such powers and duties as may be provided in these Bylaws and as generally pertain to their respective offices.

5.3 Delegation. In the case of absence or inability to act of any officer of the Corporation and of any person herein authorized to act in his place, the Board of Directors may from time to time delegate the powers or duties of such officer to any other officer or any director or other person whom it may select.

5.4 Vacancies. Vacancies in any office arising from any cause may be filled by a vote of a majority of the Board of Directors, as such term is defined in the Articles of Incorporation, at any regular or special meeting of the Board.

5.5 Other Officers. Directors may appoint such other officers and agents as it shall deem necessary or expedient, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

5.6 Term; Removal. The officers of the Corporation shall hold office until their successors are chosen and qualify. Any officer or agent elected or appointed by the Board of Directors may be removed at any time, with or without cause, by the affirmative vote of a majority of the Board of Directors, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

5.7 Salaries. The salaries and other compensation of all officers of the Corporation shall be fixed by the Board of Directors.

ARTICLE VI
DIVIDENDS AND FINANCE

6.1 Dividends. Subject to the conditions and limitations imposed by the MGCL, dividends may be declared by the Board of Directors and paid by the Corporation.

6.2 Reserves. There may be set aside out of the net earnings of the Corporation such sum or sums as the directors from time to time in their absolute discretion deem expedient as a reserve fund to meet contingencies or for any other proper purpose.

6.3 Depositories. The monies of the Corporation shall be deposited in the name of the Corporation in such financial institution or financial institutions or trust company or trust companies as the Board of Directors shall designate, and shall be drawn out only by check or other order for payment of money signed by such persons and in such manner as may be determined by resolution of the Board of Directors. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors. In the absence of such a resolution, the President and Treasurer shall be deemed authorized to sign such documents.

6.4 Contracts. The Board of Directors may authorize any officer or officers, agent or agents to enter into any contracts or execute and deliver any instrument in the name and on behalf of the Corporation. Such authority may be general or confined to specific instances. Unless otherwise directed by the Board of Directors, the Chairman of the Board shall have the authority to bind the Corporation to those contracts made in the ordinary and usual course of business of the Corporation.

6.5 Loans. No loan shall be contracted on behalf of the Corporation and no evidence of indebtedness shall be issued in its name unless authorized by the Board of Directors. Such authority may be general or confined to specific purposes.

ARTICLE VII
CORPORATE SEAL

The Board of Directors may provide a suitable seal, containing the name of the Corporation, which seal shall be in the custody of the Secretary of the Corporation, and may provide for one or more duplicates thereof to be kept in the custody of such other officer(s) of the Corporation as the Board may prescribe.

ARTICLE VIII
BOOKS AND RECORDS

The Corporation shall keep correct and complete books and records of account and shall keep minutes and proceedings of its stockholders and Board of Directors; and it shall keep at its principal office, or at the office of its transfer agent or registrar, a record of its stockholders, giving the names and addresses of all stockholders and the number and class of the shares held by each. Any books, records and minutes may be in written form or any other form capable of being converted into written form within a reasonable time.

ARTICLE IX
FISCAL YEAR; ANNUAL AUDIT

The fiscal year of the Corporation shall end on the 31st day of December of each year. The Corporation shall be subject to an annual audit as of the end of its fiscal year by independent public accountants appointed by and responsible to the Board of Directors. The appointment of such accountants shall be subject to annual ratification by the stockholders.

ARTICLE X
PERSONAL LIABILITY OF DIRECTORS; INDEMNIFICATION

(a) A director of the Corporation shall not be personally liable for monetary damages for action taken, or any failure to take action, as a director, to the extent set forth in the Corporation’s Articles of Incorporation, which provisions are incorporated herein by reference and made a part hereof with the same effect as if they were expressly set forth herein.

(b) The Corporation shall indemnify any person who is a director, officer, employee or agent of the Corporation to the extent set forth in the Corporation’s Articles of Incorporation, which provisions are incorporated herein by reference and made a part hereof with the same effect as if they were expressly set forth herein.

ARTICLE XI
AMENDMENTS

Amendments. These Bylaws may be altered, amended or repealed only in the manner set forth in the Corporation’s Articles of Incorporation, which provisions are incorporated herein by reference and made in part hereof with the same effect as if they were expressly set forth herein.

ARTICLE XII
CONTROL SHARE ACQUISITIONS

None of the shares of capital stock of the Corporation acquired or owned by any of the Corporation’s existing or future stockholders shall be subject to the provisions of the Maryland Control Share Acquisition Act (Sections 3-701 to 3-710 of the Maryland General Corporation Law).